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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-49205, 333-64779 and 333-69273) of our report dated January 25, 1999, with respect to the consolidated financial statements of Freedom Securities Corporation for the years ended December 31, 1998 and 1997, one month ended December 31, 1996 and for Freedom Securities Holding Corporation ("Predecessor Company") for the eleven months ended November 29, 1996 included in the Freedom Securities Corporation Report on Form 10-K for the year ended December 31, 1998.

                                                    /s/ ERNST & YOUNG, LLP



New York, New York
March 30, 1999